UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 30, 2006

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

50 Barnes Park North, Suite 104
Wallingford, CT	06492
(Address of Principal Executive Offices)	(Zip Code)

(203) 284-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2006, DSL.net, Inc. (the “Company”) issued, in a private placement, a secured, subordinated, non-convertible promissory note to MDS Acquisition, Inc. (the “Lender”), a wholly-owned subsidiary of MegaPath Inc. (“MegaPath”), in the aggregate stated principal amount of $1,182,000 for an aggregate purchase price of $1,000,000 in cash (the “Subsequent Closing Note”). This referenced note constitutes a “Subsequent Closing Note” under that certain Purchase Agreement entered into by and among the Company, MegaPath and the Lender, dated as of August 22, 2006 (the “Purchase Agreement”), and a “Note” under that certain Security Agreement (as defined below).

The Subsequent Closing Note will accrue interest at an annual rate of 8.0%, subject to increase to an annual rate of 10.0% beginning upon and continuing during the continuation of any Event of Default (as defined in that certain Security Agreement, dated August 28, 2006, between the Company and the Lender, a copy which has been previously filed by the Company with the Securities and Exchange Commission (the “Commission”) as an exhibit to its Current Report on Form 8-K, dated August 29, 2006 (the “Security Agreement”)). Interest on the Subsequent Closing Note will accrue on the basis of a 360-day year and the actual number of days elapsed and will be payable in cash upon maturity, together with the principal. The Subsequent Closing Note matures on December 31, 2007. The Company’s obligations under the Subsequent Closing Note are secured by the Security Agreement. The Company may not prepay any portion of the Subsequent Closing Note without the Lender’s prior written consent.

The Company intends to use the proceeds of the sale of the Subsequent Closing Note for general working capital purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Item 1.01, above, is incorporated herein by reference. The Subsequent Closing Note is subject to acceleration upon the occurrence of an Event of Default, as defined in the Security Agreement, subject to certain cure rights, including in pertinent part the following defaults: (i) a payment default under any Note (as defined in the Security Agreement); (ii) a failure to issue shares of Company common stock upon conversion of any convertible Note of the Company held by the Lender; (iii) the breach of any Company representation, warranty or covenant made for the benefit of MDS or MegaPath in any of the Transaction Documents (as defined in the Security Agreement); (iv) the occurrence of a bankruptcy event with respect to the Company; or (v) a change in control of the Company, other than one involving the Lender.

Item 8.01	Other Events.

On November 1, 2006, the Company satisfied its outstanding secured debt obligations to Laurus Master Fund, Ltd. (“Laurus”), arising under and pursuant to the Laurus investment documents, originally entered into by the parties in 2004 (the material copies of which have been previously filed by the Company with the Commission), by paying Laurus, on the stated maturity date, the aggregate amount of $3,092,014.83, representing all remaining principal and interest outstanding and owing to Laurus under that certain Secured Convertible Minimum Borrowing Note of the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

The exhibit listed in the exhibit index following the signature page is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: November 1, 2006
By: /s/ Marc R. Esterman
Name: Marc R. Esterman
Title: S.V.P. - Corporate Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
10.1	Subordinated Secured Promissory Note, dated October 30, 2006, issued by DSL.net, Inc. to MDS Acquisition, Inc.